UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2004

Commission File Number: 333-56516

NEUTRON ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	98-0338100 (I.R.S. Employer Identification No.)

1801 CENTURY PARK EAST, SUITE 2500

LOS ANGELES, CALIFORNIA  90067

(Address of Principal Executive Offices) (Zip Code)

 Registrant's Telephone number, including area code: (310) 553-9009

Suite 201 - 15225 Thrift Ave.

White Rock B.C., Canada V4B 2K9

(Former Address of Principal Executive Offices if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

i. Registrant's primary accountant, Staley, Okada & Partners ("Staley, Okada"), was dismissed by the Company on February 23, 2004.

ii. No reports on the financial statements of the Registrant have been prepared by Staley, Okada, who was retained by the Registrant on October 21, 2003.

iii. The decision to change accountants was approved by the Board on February 23, 2004.

iv. During the registrant's most recent fiscal year, including the interim periods preceding the dismissal on February 23, 2004, there were no disagreements with the former accountant, Staley, Okada, on any matter of accounting principles or practices or financial statement disclosure, which disagreement(s), if not resolved to the satisfaction of Staley, Okada, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

Staley, Okada did not advise the registrant that internal controls necessary to develop reliable financial statements did not exist; no information had come to Staley, Okada 's attention which would make them unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management.

v. The registrant retained the services of Horwath Orenstein LLP ("Horwath Orenstein") on February 23, 2004, as its principal accountant.

vi. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

vii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

viii. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Staley, Okada, and requested that they furnish the registrant with a letter addressed to the Commission stating its approval of or disagreement with the disclosures made herein. When received by the registrant, Staley, Okada's letter will be filed as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRON ENTERPRISES, INC.

/s/ Russell J. Hoffman

Russell J. Hoffman, President

Dated: March 1, 2004